HYLD ETF

PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free 1-877-283-0320 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

High Yield ETF

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 7, 2023

The undersigned hereby appoints J. Garrett Stevens, Matthew Fleischer and Richard Malinowski, as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to vote on behalf of the undersigned all shares of the High Yield ETF (the "Fund") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held 10:00 a.m. Central time, on July 7, 2023 at the principal executive offices of Exchange Traded Concepts, LLC, 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-877-283-0320**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on July 7, 2023. The proxy statement for this meeting is available at:

https://vote.proxyonline.com/hyld/docs/proxy.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

High Yield ETF

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

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SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Board of Trustees of Exchange Listed Funds Trust (the "Trust"), and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal. In his or her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Acquired Fund to the AXS Real Estate Income ETF (the "Acquiring Fund"), a newly created series of Investment Managers Series Trust II ("IMST II"), in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value ("NAV") equal to the aggregate NAV of the shares of the Acquired Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of the Acquiring Fund in proportion to the shareholders' respective holdings of shares of the Acquired Fund.	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]